Exhibit 10.1

FIFTH AMENDMENT TO

CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Fifth Amendment”) made and entered into the 28th day of January, 2013, to be effective as of December 31, 2012 (the “Effective Date”), by and between CUBIC ENERGY, INC., a Texas corporation, and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated as of March 5, 2007 as amended by that certain First Amendment to Credit Agreement dated May 8, 2008, that certain Second Amendment to Credit Agreement dated December 18, 2009, that certain Third Amendment to Credit Agreement dated August 30, 2010, and that certain Fourth Amendment to Credit Agreement dated June 18, 2012 (collectively the “Agreement”) to which reference is here made for all purposes;

WHEREAS, the above named parties are desirous of amending the Agreement and certain related agreements and instruments in the particulars hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in this Fifth Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

ARTICLE II

AMENDMENTS

2.01                        The Agreement is hereby amended to add the following defined terms to Section 1.1 of the Agreement:

“Amended and Restated Second Warrant” means the Amended and Restated Warrant in the form attached as Exhibit XXIII, executed by the Borrower and acknowledged by the Lender, superseding the Second Warrant.

“Amended and Restated Third Warrant” means the Amended and Restated Warrant in the form attached as Exhibit XXIV, executed by the Borrower and acknowledged by the Lender, superseding the Third Warrant.

“Borrower Reorganization” means a substantive acquisition by the Borrower, as determined by the Lender in its reasonable discretion, of Oil and Gas Properties providing a reasonable expectation of the opportunity for the Borrower to recover oil and/or natural gas liquids.

“Second Amended and Restated Warrant” means the Second Amended and Restated Warrant in the form attached as Exhibit XXV, executed by the Borrower and acknowledged by the Lender, superseding the Amended and Restated Warrant.

“Third Amended and Restated Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement in the form attached as Exhibit XXVI, executed by the Borrower and the Lender superseding the Second Amended and Restated Registration Rights Agreement.

2.02                        The Agreement is hereby amended to substitute for the definition of “Conversion Price” the following:

“Conversion Price” means the price for conversion of the principal amount of the Term Loan into shares of the Borrower’s Common Stock.  On the Effective Date, the Conversion Price shall be $0.9911, but shall be subject to subsequent adjustment as provided in the Antidilution Provisions; provided, however, if the Term Loan has not been repaid in full by March 31, 2013, the Conversion Price shall be twenty cents ($0.20), but shall be subject to subsequent adjustment as provided in the Antidilution Provisions.

2.03                        The Agreement is hereby amended to substitute for the definition of “Loan Documents” the following:

“Loan Documents” means this Agreement, the Notes, the Security Documents, the assignments of Net Profits Interests, all agreements, documents and instruments governing or related to Derivative Contracts entered into between the Borrower and the Lender or any Affiliate of the Lender, the Warrant, the Supplemental Warrants, the Registration Rights Agreement, the Amended and Restated Registration Rights Agreement, the Second Amended and Restated Registration Rights Agreement, the Third Amended and Restated Registration Rights Agreement, the Amended and Restated Warrant, the Second Amended and Restated Warrant, the Second Warrant, the Amended and Restated Second Warrant, the Third Warrant, the Amended and Restated Third Warrant, and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

2.04                        The Agreement is hereby amended to substitute for the definition of “Termination Date” the following:

“Termination Date” means March 31, 2013.

2.05                        The Agreement is hereby amended to substitute for Subsection 2.5(a) of the Agreement the following:

(a)                                 All outstanding principal Debt evidenced by the Revolving Note shall be repayable by the Borrower on the Termination Date.

2.06                        The Agreement is hereby amended to substitute for Subsection 2.6(a) of the Agreement the following:

(a)  During the period from and after December 31, 2012 until the Termination Date, the amount of the Borrowing Base shall be $20,865,109.95; provided, however, nothing in this Subsection 2.6(a) shall be construed to limit the right of the Lender or the Borrower to cause an interim redetermination of the Borrowing Base pursuant to Subsection 2.6(d).

2.07                        The Agreement is hereby amended to substitute for Subsections 2.15 (d), (e) and (f) of the Agreement the following:

(d)  Registration Rights.  The shares of Common Stock issued to the Lender pursuant to this Section 2.15, along with any shares of Common Stock issued upon exercise of the Second Amended and Restated Warrant, the Amended and Restated Second Warrant or the Amended and Restated Third Warrant, shall be entitled to the registration rights set forth in the Third Amended and Restated Registration Rights Agreement.

(e)  Compliance with Other Provisions.  The Borrower shall comply with its covenants and agreements contained in the Third Amended and Restated Registration Rights Agreement, the Second Amended and Restated Warrant, the Amended and Restated Second Warrant and the Amended and Restated Third Warrant, as if those provisions were included in this Agreement.  Notwithstanding anything herein to the contrary, the obligation provided in this Subsection 2.15(e) and in Subsection 2.15(f) shall remain in force and effect so long has the Lender is holder of the Second Amended and Restated Warrant, the Amended and Restated Second Warrant, the Amended and Restated Third Warrant or shares of Common Stock issued to it pursuant to this Section 2.15 or shares of Common Stock issued upon exercise of the  Second Amended and Restated Warrant, the Amended and Restated Second Warrant or the Amended and Restated Third Warrant.

(f)   Listing of Shares Issuable.  To the extent the Common Stock is listed on the NYSE MKT LLC or other national securities exchange, the Borrower shall at all times cause to be listed for trading on the NYSE MKT LLC or any other national securities exchange that is the principal market for the trading of the Common Stock (a) all of the shares of Common Stock issuable if the Term Note is converted in full pursuant to Section 2.15 of the Agreement, as that number of shares may be adjusted from time to time pursuant to the Antidilution Provisions, (b) all of the shares of Common Stock to be issued if the Second Amended and Restated Warrant is exercised in full, (c) all of the shares of Common Stock to be issued if the Amended and Restated Second Warrant is exercised in full. and (d) all of the shares of Common Stock to be issued if the Amended and Restated Third Warrant is exercised in full.

2.08                        The Agreement is hereby amended to substitute for Section 2.16 of the Agreement the following:

2.16                        Warrants.   As consideration for the Loans made by the Lender pursuant to this Agreement, the Borrower in connection with the execution and delivery of the Fifth Amendment to Credit Agreement dated effective December 31, 2012 by and between the Borrower and the Lender, shall execute and deliver to the Lender the Second Amended and Restated Warrant, the Amended and Restated Second Warrant, the Amended and Restated Third Warrant and the Third Amended and Restated Registration Rights Agreement.  The Borrower shall comply with the terms and provisions of the Second Amended and Restated Warrant, the Amended and Restated Second Warrant, the Amended and Restated Third Warrant and the Third Amended and Restated Registration Rights Agreement so long as those instruments and that agreement remain in force and effect.

2.09                        The Agreement is hereby amended by the addition of the following section to Article 2 of the Agreement:

2.15                        Extension Fees.        On January 28, 2013, the Borrower will pay the Lender a fee of $260,000.00 to extend the maturity date of the Notes to March 31, 2013.  If the Borrower Reorganization has not occurred by March 31, 2013, the Borrower shall pay the Lender an additional fee of $260,000.00 on March 31, 2013.

2.10                        The Agreement is hereby amended to substitute for the second sentence of Section 5.24 of the Agreement the following:

This obligation shall be in addition to the Borrower’s obligation to reserve shares of Common Stock for exercise of the Second Amended and Restated Warrant, the Amended and Restated Second Warrant and the Amended and Restated Third Warrant as provided in those respective instruments.

2.11                        The Agreement is hereby amended to substitute for Section 5.25 of the Agreement the following:

5.25                        Notice of Price Adjustment.  At least two Business Days prior to the occurrence, the Borrower shall give notice to the Lender of any event that would cause either (a) an adjustment to the Conversion Price pursuant to the Antidilution Provisions, or (b) an adjustment to the exercise price provided in the Second Amended and Restated Warrant, the Amended and Restated Second Warrant or the Amended and Restated Third Warrant pursuant to Sections 4 or 5 of those instruments.

ARTICLE III

CONDITIONS

This Fifth Amendment shall not be effective until the following conditions have been satisfied, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a)                     The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

(1)                                 This Fifth Amendment executed by each party hereto;

(2)                                 Revolving Note executed by the Borrower in the principal face amount of $40,000,000.00;

(3)                                 Term Note executed by the Borrower in the principal amount of $5,000,000.00;

(4)                                 A copy of the articles of incorporation of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete (or a statement from the secretary of the Borrower that there have been no amendments to the articles of incorporation of the Borrower since June 18, 2012);

(5)                                 A copy of the by-laws of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete (or a statement from the secretary of the Borrower that there have been no amendments to the by-laws of the Borrower since June 18, 2012);

(6)                                 A copy of the corporate resolutions of the Borrower, approving this Fifth Amendment and the related Loan Documents to which it is a party and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the date of this Fifth Amendment;

(7)                                 the Second Amended and Restated Warrant executed by the Borrower and acknowledged by the Lender;

(8)                                 the Amended and Restated Second Warrant executed by the Borrower and acknowledged by the Lender;

(9)                                 the Amended and Restated Third Warrant executed by the Borrower and acknowledged by the Lender;

(10)                          the Third Amended and Restated Registration Rights Agreement executed by the Borrower and the Lender;

(11)                          evidence of the extension of the maturity of the Wallen Note to April 1, 2013; and;

(12)                          Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE 4 of the Agreement, as amended hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.

ARTICLE V

RATIFICATION

Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this Fifth Amendment.

ARTICLE VI

MISCELLANEOUS

6.01                        All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Fifth Amendment.

6.02                        This Fifth Amendment may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  Any executed Fifth Amendment or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.03                        THE CREDIT AGREEMENT (AS AMENDED BY THIS FIFTH AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.04                        THIS FIFTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, this Fifth Amendment to Credit Agreement is executed as of the date first above written.

BORROWER:

CUBIC ENERGY, INC.

By:	/s/ Calvin A. Wallen III
Calvin A. Wallen III
President

LENDER:

WELLS FARGO ENERGY CAPITAL, INC.

By:
Printed Name:
Title: